Exhibit 10.33

THE NEIMAN MARCUS GROUP, INC.

RETENTION RESTRICTED STOCK AGREEMENT

ISSUED PURSUANT TO 1997 INCENTIVE PLAN

THIS AGREEMENT is made as of the              day of                   , 20    , by and between THE NEIMAN MARCUS GROUP, INC., a Delaware corporation (the “Corporation”), and                                   , an employee of the Corporation or one of its subsidiaries (the “Employee”).

Recitals:

1.             On January 17, 1997, the Corporation adopted for the benefit of key employees The Neiman Marcus Group, Inc. 1997 Incentive Plan (the “Plan”), and the Plan was approved by its stockholders on that date.

2.             The Plan is administered by the Compensation Committee (the “Committee”) of the Corporation’s Board of Directors (the “Board”).

3.             The Committee has selected the Employee to participate in the Plan by the grant of Class A Common Stock of the Corporation, par value $.01 per share (“Common Stock”), the transferability of which stock shall remain restricted for a period of time as specified herein.

Agreement:

For and in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, it is agreed as follows:

1.             Grant of Restricted Stock.  The Corporation hereby issues to the Employee                         shares (the “Shares”) of Common Stock, subject to the restrictions on transfer described in Section 3 (the “Restrictions”) and the requirement that the Shares may revert to the Corporation under the circumstances set forth in that Section.  The Corporation has established a restricted stock account in the name of the Employee with the Corporation’s registrar and transfer agent, Mellon Investor Services LLC (the “Registrar”), and has credited to that account the number of Shares indicated above.

2.             Voting Rights, Dividends and Other Distributions.  Subject to the Restrictions, the Employee is for all purposes the record and beneficial owner of the Shares.  The Employee is entitled to vote the Shares at all meetings of stockholders and is entitled to receive and retain all cash dividends that may be paid with respect to the Shares.  If and to the extent the Corporation shall effect a stock split, stock dividend or similar distribution with respect to the Common Stock, (i) the stock distributed pursuant thereto shall be credited to the Employee’s account with the Registrar with respect to those Shares as to which the Restrictions have not yet been removed pursuant to Section 3;

(ii) such additional stock shall enjoy the privileges and be subject to the Restrictions applicable to the Shares; and (iii) the Employee shall be entitled to sell, transfer, assign, pledge or otherwise dispose of such additional stock when the Restrictions on the Shares to which the distribution relates have been removed pursuant to Section 3.

3.             Restrictions on Transfer of Shares; Termination of Employment; Death or Disability.

(a)           The Employee shall not have the right to sell, transfer, assign, pledge or otherwise dispose of the Shares, except that the Restrictions shall be removed as to 20% of the Shares on each anniversary of the date of this Agreement in the years 2004 through 2008; provided that the removal of the Restrictions on any such anniversary date shall occur if and only if the Employee is on such date an employee of the Corporation or one of its subsidiaries.  Restrictions on the Shares shall also be removed to the extent provided under the Plan in the event of a Change of Control of the Corporation.  Removal of the Restrictions shall be accomplished by means of a letter of instructions to the Registrar, signed by a senior executive of the Corporation, specifying the Shares as to which the Restrictions are to be removed, and instructing the Registrar to issue to the Employee a stock certificate representing such Shares, registered in the name of the Employee or in such name or names as the Employee may request in writing (which request shall be accompanied by payment of any stock transfer taxes that may be due as a result of such registration in such other name or names).  The Registrar shall debit the Employee’s restricted stock account accordingly.  The Corporation will take any steps it deems necessary or desirable to satisfy its withholding tax obligation upon removal of the Restrictions; provided that the Employee shall have the right (by delivering written notice to the Secretary of the Corporation no less than 30 days nor more than 60 days prior to the date the Restrictions are to be removed) to have Shares withheld from the certificate to be issued upon removal of the Restrictions or to tender other shares of Common Stock to meet such obligations.  Following removal of the Restrictions on any Shares, the Employee shall be free to sell, transfer, assign, pledge or otherwise dispose of such Shares, subject to applicable securities laws and the policies of the Corporation then in effect.

(b)           Subject to the provisions of paragraphs (c) and (d) of this Section, upon termination of the Employee’s employment with the Corporation and any of its subsidiaries, (i) the Employee shall have no rights whatsoever in and to any of the Shares as to which the Restrictions have not by that time been removed pursuant to the foregoing paragraph, (ii) all such Shares shall revert to the Corporation and (iii) neither the Employee nor any of his or her heirs, beneficiaries, executors, administrators or other personal representatives shall have any rights with respect thereto.

(c)           If the Employee dies while in the employ of the Corporation or any of its subsidiaries, the person or persons to whom the Employee’s rights under this Agreement are transferred by will or the laws of descent and distribution shall be entitled to receive, within 30 days after presentation to the Secretary of the Corporation of documentation acceptable to the Secretary and establishing the legal rights of such person or persons, a certificate for those Shares as to which the Restrictions have not theretofore been removed pursuant to the provisions of Section 3(a), which certificate shall be issued in accordance with the provisions of Section 3(a) applicable to Shares with respect to which the Restrictions have been removed.

(d)           If while in the employ of the Corporation or any of its subsidiaries the Employee shall become permanently disabled such that the Employee will be unable to return to his or her employment with the Corporation or its subsidiaries (as shall be conclusively determined by the Employee Benefits Committee of the Corporation), the Employee shall be entitled to receive, within 30 days after the determination of such permanent disability, a certificate for those Shares as to which the Restrictions have not theretofore been removed pursuant to the provisions of Section 3(a), which certificate shall be issued in accordance with the provisions of Section 3(a) applicable to Shares with respect to which the Restrictions have been removed.

4.             No Guarantee of Employment.  Nothing in the Plan or in this Agreement shall (i) confer on the Employee any right to continue in the employ of the Corporation or any of its subsidiaries; (ii) affect the right of the Employee or the Corporation or any of its subsidiaries to terminate the employment relationship at any time; (iii) be deemed a waiver or modification of any provision contained in any agreement between the Employee and the Corporation or any of its subsidiaries; (iv) be construed as part of the Employee’s entitlement to remuneration or benefit pursuant to a contract of employment or otherwise or as compensation for past services rendered; (v) afford the Employee any rights or additional rights to compensation or damages in consequence of the loss or termination of his or her office; or (vi) entitle the Employee to any compensation or damages for any loss or potential loss which he or she may suffer by reason of being or becoming unable to vest in or have the Restrictions removed from the Shares in consequence of the loss or termination of his or her office, employment, or service with the Corporation or any of its subsidiaries.  A cessation of the Employee’s employment by reason of a leave of absence of not more than six months approved by the Corporation shall not be deemed a termination of employment.

5.             Changes in Common Stock.  In the event of any reorganization, recapitalization, stock split, stock dividend, merger, consolidation, combination of shares or other change affecting the Common Stock, the Committee shall make such adjustments as it may deem appropriate with respect to the Shares.  Any such adjustment made by the Committee shall be conclusive.

6.             Interpretation of Plan and this Agreement.  This Agreement is being entered into pursuant to the Plan and shall be governed in all respects by the terms and provisions of the Plan, which are incorporated herein by this reference.  In the case of any inconsistency between the Plan and this Agreement, the Plan provisions shall control.  Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings given them in the Plan.  As used herein the term “employee” shall mean an employee of the Corporation or of any subsidiary of the Corporation, and members of the Board, and the term “subsidiary of the Corporation” shall mean a subsidiary corporation as defined in Section 424 of the Internal Revenue Code of 1986, as amended.

In all respects, questions of interpretation and application of the Plan and of this Agreement shall be determined by a majority of the Committee, as it may from time to time be constituted, and the determinations of such majority shall be final and binding upon all persons.

7.             Choice of Law; Exclusive Forum; Consent to Jurisdiction; Waiver of Right to Contest Removal and to Jury Trial.  The validity, performance and enforceability of this Agreement shall be determined and governed by the laws of the State of Texas, without regard to its conflict of laws principles. The exclusive forum for any action concerning this Agreement or the transactions contemplated hereby shall be in a court of competent jurisdiction in Dallas County, Texas, with respect to a state court, or the Dallas Division of the United States District Court for the Northern District of Texas, with respect to a federal court.  THE EMPLOYEE HEREBY CONSENTS TO THE EXERCISE OF JURISDICTION OF A COURT IN THE EXCLUSIVE FORUM AND WAIVES ANY RIGHT HE OR SHE MAY HAVE TO CHALLENGE OR CONTEST THE REMOVAL AT ANY TIME BY THE CORPORATATION TO FEDERAL COURT OF ANY SUCH ACTION HE OR SHE MAY BRING AGAINST IT IN STATE COURT.  THE EMPLOYEE AND THE CORPORATION FURTHER HEREBY MUTUALLY WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY ACTION CONCERNING THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

EXECUTED at Dallas, Texas, as of the date appearing in the first paragraph of this Agreement.

THE NEIMAN MARCUS GROUP, INC.

By
Nelson A. Bangs,
Senior Vice President & General Counsel

, Employee